UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   April 28, 2005

ZENITH NATIONAL INSURANCE CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-9627	95-2702776
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

21255 Califa Street, Woodland Hills, CA		91367-5021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (818) 713-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

On April 28, 2005, the Registrant entered into privately negotiated transactions with two holders (each, a “Holder”) of the Registrant’s 5.75% Convertible Senior Notes due 2023 (the “Notes”) pursuant to which, on April 29, 2005, each Holder converted the Notes they owned into the Registrant’s common stock, par value $1.00 per share (the “Common Stock”), in accordance with the indenture governing the Notes.  One Holder converted $15,500,000 aggregate principal amount of the Notes and, upon such conversion, received (i) 620,000 shares of the Common Stock and (ii) $899,000 in cash as an incentive for such conversion.  The other Holder converted $500,000 aggregate principal amount of the Notes and, upon such conversion, received (i) 20,000 shares of the Common Stock and (ii) $29,000 in cash as an incentive for such conversion.

The shares of Common Stock were issued in reliance upon the exemption from registration provided in Section 3(a)(9) of the Securities Act of 1933, as amended.  No commission or other remuneration was paid or given directly or indirectly for soliciting the transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENITH NATIONAL INSURANCE CORP.

Dated: April 29, 2005	By:	s/ WILLIAM J. OWEN
		Name:	William J. Owen
		Title:	Senior Vice President
and Chief Financial Officer